                                                           EXHIBIT 10.2



                       DEBT AND CASH ALLOCATION AGREEMENT

      DEBT AND CASH ALLOCATION AGREEMENT, dated as of July 25, 1997 (this "Agreement"), among General Semiconductor, Inc., a Delaware corporation ("GS"), NextLevel Systems, Inc., a Delaware corporation ("NextLevel Systems"), and CommScope, Inc., a Delaware corporation ("CommScope").

      WHEREAS, pursuant to the terms of the Distribution Agreement, dated as of June 12, 1997 (the "Distribution Agreement"), among General Instrument Corporation, a Delaware corporation ("GI"), NextLevel Systems and CommScope, the parties have entered into this Agreement regarding the allocation of certain indebtedness and cash of GI and its consolidated subsidiaries as of the close of business on the NextLevel Systems Distribution Date (the "Distribution Time").

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each of the other members of its Group, hereby agrees as follows:

      SECTION 1. Certain Definitions. Unless otherwise defined herein or unless the context otherwise requires, the following terms will have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined).

      "Accounts Payable" shall have the meaning ascribed to such term under GAAP.

      "Accounts Receivable" shall have the meaning ascribed to such term under GAAP.

      "Actual CommScope Debt Amount" shall mean the aggregate amount (expressed as a positive number), as of the Distribution Time, of the following, without duplication:

                  (i) the then outstanding amount of the CommScope Credit Facility plus accrued and accreted interest and fees and expenses in respect thereof (as reflected on the CommScope Adjusted Closing Balance Sheet); plus

                  (ii) the then outstanding principal amount of Consolidated Debt of CommScope and the CommScope Subsidiaries other than that which is described in clause (i) above (for this purpose undrawn letters of credit and guarantees shall not be treated as outstanding), plus accrued and accreted interest and fees and expenses in respect thereof as reflected on the CommScope Adjusted Closing Balance Sheet, including without limitation, outstanding indebtedness incurred in connection with the issuance of industrial revenue bonds by the Alabama State Industrial Development Authority.

      "Actual GS Debt Amount" shall mean the aggregate amount (expressed as a positive number), as of the Distribution Time, of the following, without duplication:

                  (i) the then outstanding amount of the GS Credit Facility plus accrued and accreted interest and fees and expenses in respect thereof (as reflected on the GS Adjusted Closing Balance Sheet) ; plus

                  (ii) the then outstanding principal amount of Consolidated Debt of GS and the GS Subsidiaries other than that which is described in clause (i) above (for this purpose undrawn letters of credit and guarantees shall not be treated as outstanding), plus accrued and accreted interest and fees and expenses in respect thereof as reflected on the GS Adjusted Closing Balance Sheet, including without limitation, debt incurred with respect to the General Instrument Taiwan, Ltd. ("GI Taiwan") mortgage facility (the "Taiwan Facility").

      "Agreement" shall have the meaning specified in the first paragraph hereof.

      "Auditors" shall have the meaning specified in Section 5(a).

      "BKP Litigation" means the action entitled BKP Partners, L.P. v. General Instrument Corp., as more fully described in the Proxy Statement.

      "Cash and Cash Equivalents" shall have the meaning ascribed to such term under GAAP; provided, however, that in all events checks issued by GS and the GS Subsidiaries which remain unpaid as of the Distribution Time shall be deducted from Cash and Cash Equivalents, and checks received by GS and the GS Subsidiaries which remain uncollected prior to the Distribution Time (other than checks that have been dishonored) shall be included in Cash and Cash Equivalents.

      "CommScope" shall have the meaning specified in the first paragraph hereof.

      "CommScope Adjusted Closing Balance Sheet" shall have the meaning specified in Section 5(b).

      "CommScope Base Amount" shall mean the amount designated as such on
Schedule I.

      "CommScope Closing Balance Sheet" shall have the meaning specified in
Section 5(a).


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

      "CommScope Credit Facility" shall have the meaning specified in Section 3(c).

      "CommScope Credit Facility Debt" shall have the meaning specified in
Section 3(c).

      "CommScope Determination Date" shall have the meaning specified in Section 5(b).

      "CommScope Dispute" shall have the meaning specified in Section 5(b).

      "CommScope Distribution Date" shall have the meaning specified in the Distribution Agreement.

      "CommScope Dividend Amount" shall mean an amount equal to the CommScope Base Amount (i) less the outstanding indebtedness with respect to the industrial revenue bonds relating to CommScope issued by the Alabama State Industrial Development Authority, as of the CommScope Distribution Date , (ii) plus the amount of Cash and Cash Equivalents held by CommScope or the CommScope Subsidiaries as of the CommScope Distribution Date.

      "CommScope Group" means CommScope, the CommScope Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of CommScope or any of the CommScope Subsidiaries following the consummation of the Corporate Restructuring Transactions and the NextLevel Systems Distribution.

      "Consolidated Debt" shall mean (without duplication) with respect to any Person, every obligation of such Person and its consolidated Subsidiaries (i) for money borrowed, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) for reimbursement with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person or its consolidated Subsidiaries, (iv) for the deferred purchase price of property or services if, and to the extent that, such obligation would appear as a liability upon a balance sheet of such Person or its consolidated Subsidiaries prepared in accordance with GAAP (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), and (v) to guarantee or otherwise be liable for, any obligation of the type referred to in clauses (i) through (iv) of another Person.

      "Corporate Restructuring Transactions" shall have the meaning specified in the Distribution Agreement.

      "Disputing Party" shall have the meaning ascribed to such term in Section 5(b).


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

      "Distribution Agreement" shall have the meaning specified in the recitals to this Agreement.

      "Distributions" shall have the meaning specified in the Distribution Agreement.

      "Distribution Time" shall have the meaning specified in the recitals to this Agreement.

      "DSC Litigation" means the action entitled DSC Communications Corporation and DSC Technologies Corporation v. Next Level Communications, Thomas R. Eames and Peter W. Keeler, Case No. 4:95cv96, as more fully described in the Proxy Statement.

      "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

      "GI" shall have the meaning specified in the recitals to this Agreement.

      "GI Common Stock" means the shares of common stock, par value $.01 per share of GI.

      "GI Credit Agreement" shall mean the Third Amended and Restated Credit Agreement dated as of August 12, 1996, among General Instrument Corporation of Delaware, The Chase Manhattan Bank as administrative agent, and certain lenders named therein.

      "GI Delaware" means General Instrument Corporation of Delaware, a Delaware corporation and a wholly owned subsidiary of GI.

      "GI Taiwan" means General Instrument Taiwan, Ltd., a Taiwanese corporation and an indirect wholly owned subsidiary of GI.

      "Group" means (i) with respect to GS, the GS Group, (ii) with respect to NextLevel Systems, the NextLevel Systems Group, and (iii) with respect to CommScope, the CommScope Group.

      "GS" shall have the meaning specified in the first paragraph hereof.

      "GS Adjusted Closing Balance Sheet" shall have the meaning specified in
Section 5(b).

      "GS Base Amount" shall mean the amount designated as such on Schedule I.

      "GS Closing Balance Sheet" shall have the meaning specified in Section
5(a).

      "GS Credit Facility" shall have the meaning specified in Section 3(a).

      "GS Credit Facility Debt" shall have the meaning specified in Section
3(a).

      "GS Dispute" shall have the meaning specified in Section 5(b).

      "GS Determination Date" shall have the meaning specified in Section 5(b).

      "GS Group" means GS, the GS Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of GS or any of the GS Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distributions.

      "Independent Auditors" shall have the meaning specified in Section 5(b).

      "NextLevel Systems" shall have the meaning specified in the first paragraph hereof.

      "NextLevel Systems Credit Facility" shall have the meaning specified in
Section 3(b).

      "NextLevel Systems Distribution" shall have the meaning specified in the Distribution Agreement.

      "NextLevel Systems Distribution Date" shall have the meaning specified in the Distribution Agreement.

      "NextLevel Systems Group" means NextLevel Systems, the NextLevel Systems Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of any of NextLevel Systems or any of the NextLevel Systems Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distributions.

      "Notice" shall have the meaning specified in Section 7(j).

      "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

      "Proxy Statement" means the Proxy Statement, dated June 13, 1997, sent to the holders of GI Common Stock in connection with the Distributions, including any amendment or supplement thereto.

      "Securities Litigation" means the class action entitled In Re General Instrument Corporation Securities Litigation, as more fully described in the Proxy Statement.

      "Subsidiary" means, with respect to any Person:

                  (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

                  (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (A) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (B) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a Limited Liability Company or a trustee of a trust).

      SECTION 2. Allocation of Debt. Prior to or contemporaneously with the consummation of the NextLevel Systems Distribution, each of the parties hereto will take such action and make such transfers so that, to the extent possible, as of the Distribution Time (a) the Actual GS Debt Amount (less the amount of any Cash and Cash Equivalents held by GS or the GS Subsidiaries) shall equal the GS Base Amount, and (b) the Actual CommScope Debt Amount (less the amount of any Cash and Cash Equivalents held by CommScope or the CommScope Subsidiaries) shall equal the CommScope Base Amount.

      SECTION 3. Credit Facilities. (a) GS shall, at its expense, obtain and have in place on or prior to the Distribution Time a credit facility (the "GS Credit Facility") for GS and the GS Subsidiaries in an aggregate principal amount at least equal to (i) the GS Base Amount, less the outstanding indebtedness with respect to the Taiwan Facility as of the Distribution Time, but plus the amount of Cash and Cash Equivalents held by GS or the GS Subsidiaries as of the Distribution Time (such portion of the GS Credit Facility to be used to repay amounts under the GI Credit Agreement and for any other purposes required in accordance with Section 2 hereof) and (ii) such additional amounts as shall be sufficient (together with other funds available to GS) for other general corporate purposes. The aggregate amount of debt (including accrued and accreted interest and fees and expenses) outstanding as of the Distribution Time under this facility is hereinafter called the "GS Credit Facility Debt".

            (b) NextLevel Systems shall, at its expense, obtain and have in place on or prior to the Distribution Time, a credit facility (the "NextLevel Systems Credit Facility") for NextLevel Systems and the NextLevel Systems Subsidiaries in an aggregate amount at least sufficient (together with other funds available to NextLevel Systems): (i) to repay the portion of the outstanding indebtedness under the GI Credit Agreement, if any, to be assumed and repaid by NextLevel Systems so as to allocate debt among the parties hereto in accordance with Section 2 hereof; (ii) to satisfy any reasonably anticipated liabilities in connection with the Securities Litigation, the BKP Litigation, the DSC Litigation and all other pending legal proceedings; and (iii) for other general corporate purposes.

            (c) CommScope shall, at its expense, obtain and have in place on or prior to the Distribution Time, a credit facility (the "CommScope Credit Facility") for CommScope and the CommScope Subsidiaries in an aggregate principal amount at least sufficient (together with other funds available to CommScope): (i) to pay the CommScope Dividend Amount to GI Delaware on or prior to the Distribution Time and (ii) for other general corporate purposes. The aggregate amount of debt (including accrued and accreted interest and fees and expenses) outstanding as of the Distribution Time under this facility is hereinafter called the "CommScope Credit Facility Debt".

      SECTION 4. Conduct of Business. Each of NextLevel Systems, CommScope and GS represents and warrants that the Accounts Payable and Accounts Receivable of its respective business have been incurred and paid during 1997(to date), consistent with past practice in all material respects.

      SECTION 5. Post-Distribution Audit.

            (a) Preparation of Closing Balance Sheets. As soon as practicable after the Distribution Time, but in any event within 60 days following the Distribution Time, NextLevel Systems shall cause Deloitte & Touche LLP (or another comparable independent accounting firm selected by NextLevel Systems) (the "Auditors") to:

                  (i) conduct an audit of GS and the GS Subsidiaries to determine the aggregate amount, as of the Distribution Time, of each of
      (a) the GS Credit Facility Debt, (b) the Consolidated Debt (other than the GS Credit Facility Debt) of GS and the GS Subsidiaries, and (c) the Cash and Cash Equivalents held by GS and the GS Subsidiaries, and to prepare and deliver to each of NextLevel Systems, GS and CommScope a consolidated balance sheet for GS and the GS Subsidiaries as of the Distribution Time reflecting the amount of each of the foregoing (the "GS Closing Balance Sheet");

                  (ii) conduct an audit of CommScope and the CommScope Subsidiaries to determine the aggregate amount, as of the Distribution Time, of each of (a) the CommScope Credit Facility Debt, (b) the Consolidated Debt (other than the CommScope Credit Facility Debt) of CommScope and the CommScope Subsidiaries, and (c) the Cash and Cash Equivalents held by CommScope and the CommScope Subsidiaries, and to prepare and deliver to each of NextLevel Systems, GS and CommScope a consolidated balance sheet for CommScope and the CommScope Subsidiaries as of the Distribution Time reflecting the aggregate amount of each of the foregoing (the "CommScope Closing Balance Sheet"); and

                  (iii) conduct procedures (to be agreed upon) to determine the accuracy of the representations and warranties contained in Section 4 hereof.

            The GS Closing Balance Sheet and the CommScope Closing Balance Sheet shall each be prepared on the basis of an audit conducted by the Auditors in accordance with GAAP consistently applied and without giving effect to any change in accounting principles required on account of the consummation of the Distributions, except that, to the extent that any definition contained herein contemplates inclusion or exclusion of an item that would not be included or excluded under GAAP, the Auditors shall compute such item in accordance with such definition. During the course of the preparation of the GS Closing Balance Sheet and the CommScope Closing Balance Sheet by the Auditors, and during any period in which there is a dispute regarding either the GS Closing Balance Sheet or the CommScope Closing Balance Sheet, each of GS and CommScope, as the case may be, shall cooperate with the Auditors and each other and shall have access to all work papers of the Auditors and all pertinent accounting and other records of GS and the GS Subsidiaries and CommScope and the CommScope Subsidiaries, as applicable. NextLevel Systems shall pay the fees and expenses of the Auditors.

            (b) Disputes Regarding Closing Balance Sheet. Unless (i) in the case of the GS Closing Balance Sheet, GS delivers written notice to NextLevel Systems on or prior to the 30th day after its receipt of the GS Closing Balance Sheet that it disputes any of the amounts set forth on the GS Closing Balance Sheet (a "GS Dispute"), or (ii) in the case of the CommScope Closing Balance Sheet, CommScope delivers written notice to NextLevel Systems on or prior to the 30th day after its receipt of the CommScope Closing Balance Sheet that it disputes any of the amounts set forth on the CommScope Closing Balance Sheet (a "CommScope Dispute") then, as applicable, GS and/or CommScope shall be deemed to have accepted and agreed to the GS Closing Balance Sheet or the CommScope Closing Balance Sheet, as applicable, in the form in which it


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

was delivered to it by the Auditors. If such a notice of a GS Dispute is given by GS or a notice of a CommScope Dispute is given by CommScope (in either case such party being hereinafter referred to as the "Disputing Party") within such 30-day period, then NextLevel Systems and the Disputing Party shall, within 15 days after the giving of any such notice, attempt to resolve such GS Dispute or CommScope Dispute, as the case may be, and agree in writing upon the final content of the GS Closing Balance Sheet or CommScope Closing Balance Sheet, as the case may be.

            If the Disputing Party and NextLevel Systems are unable to resolve any GS Dispute or CommScope Dispute, as the case may be, within such 15-day period, then a mutually acceptable independent accounting firm (the "Independent Auditors") shall be employed as arbitrator hereunder to settle such GS Dispute and/or CommScope Dispute, as the case may be, as soon as practicable. The Independent Auditors shall have access to all documents and facilities necessary to perform its function as arbitrator. The determination of the Independent Auditors with respect to any GS Dispute and/or CommScope Dispute, as the case may be, shall be final and binding on the applicable parties hereto. NextLevel Systems and the Disputing Party shall each pay one-half of the fees and expenses of the Independent Auditors for such services. NextLevel Systems and the Disputing Party each agree to execute, if requested by the Independent Auditors, a reasonable engagement letter. The term "GS Adjusted Closing Balance Sheet", as used herein, shall mean the definitive GS Closing Balance Sheet agreed to by GS and NextLevel Systems or, as the case may be, the definitive GS Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this Section 5(b) (in addition to the matters theretofore agreed to by GS and NextLevel Systems). The term "CommScope Adjusted Closing Balance Sheet", as used herein, shall mean the definitive CommScope Closing Balance Sheet agreed to by CommScope and NextLevel Systems or, as the case may be, the definitive CommScope Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this Section 5(b) (in addition to the matters theretofore agreed to by CommScope and NextLevel Systems). The date on which the GS Adjusted Closing Balance Sheet is determined and provided to each of NextLevel Systems and GS pursuant to this Section 5(b) is hereinafter referred to as the "GS Determination Date". The date on which the CommScope Adjusted Closing Balance Sheet is determined and provided to each of NextLevel Systems and CommScope pursuant to this Section 5(b) is hereinafter referred to as the "CommScope Determination Date".

      SECTION 6. Post Distribution Adjustments and Cash Payments.

            (a) If the Actual GS Debt Amount (less the amount of any Cash and Cash Equivalents held by GS or the GS Subsidiaries) exceeds the GS Base Amount, NextLevel Systems shall pay to GS the amount of such excess in cash within 10 days after the GS Determination Date. If, on the other hand, the Actual GS Debt Amount (less the amount of any Cash and Cash Equivalents held by GS or the GS Subsidiaries) is less than the GS Base Amount, GS shall pay to NextLevel Systems the amount of such deficiency in cash within 10 days after the GS Determination Date.

            (b) If the Actual CommScope Debt Amount (less the amount of any Cash and Cash Equivalents held by CommScope or the CommScope Subsidiaries) exceeds the CommScope Base Amount, NextLevel Systems shall pay to CommScope the amount of such excess in cash within 10 days after the CommScope Determination Date. If, on the other hand, the Actual CommScope Debt Amount (less the amount of any Cash and Cash Equivalents held by CommScope or the CommScope Subsidiaries) is less than the CommScope Base Amount, CommScope shall pay to NextLevel Systems the amount of such deficiency in cash within 10 days after the CommScope Determination Date.

            (c) After the Distribution Time, (i) GS shall promptly pay over to NextLevel Systems or CommScope, respectively, any payments received by GS in respect of accounts receivable transferred to NextLevel Systems or CommScope, as the case may be, pursuant to the Distribution Agreement, (ii) each of NextLevel Systems, CommScope and GS shall be solely responsible for collecting, and taking action regarding, accounts payable transferred or allocated to such company pursuant to the Distribution Agreement, and (iii) each of NextLevel Systems and CommScope shall have the right to endorse the name of General Instrument Corporation or General Semiconductor, Inc. on any check or other evidence of indebtedness received by such company in respect of accounts receivable transferred to it pursuant to the Distribution Agreement.

      SECTION 7. Miscellaneous Provisions.

            (a) Termination. This Agreement may not be terminated except by an agreement in writing signed by all of the parties hereto.

            (b) Further Actions. If at any time after the Distribution Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of GS, NextLevel Systems and CommScope shall, on the written request of any of them, take (or cause the appropriate member of its Group over which it has direct or indirect legal or effective control to take) all such reasonably necessary or desirable action.

            (c) Cooperation. The parties hereto agree to use their reasonable best efforts to cooperate with respect to the various matters contemplated by this Agreement.

            (d) Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign or delegate, whether by operation of law or otherwise, any of such party's rights or obligations under or in connection with this Agreement without the written consent of each other party hereto. No assignment will, however, release the assignor of any of its obligations under this Agreement or waive or release any right or remedy the other parties may have against such assignor hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

            (e) Modification; Waiver; Severability. This Agreement may be amended, supplemented or waived only by a subsequent writing signed by all of the parties hereto. The failure of any party hereto to require strict performance by any other party of any provision of this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party.

            (f) Counterparts. This Agreement may be executed with counterpart signature pages or in one or more counterparts, all of which shall be one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to all the parties hereto.

            (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            (h) Notices. All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "Notice") shall be in writing and shall be sufficiently given (a) if hand delivered or sent by telecopy, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:


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

      If to GS, at:                        General Semiconductor, Inc.
                                           10 Melville Park Road
                                           Melville, New York  11747-3113
                                           Attn:  General Counsel

      If to NextLevel Systems, at:         NextLevel Systems, Inc.
                                           8770 West Bryn Mawr Avenue
                                           Chicago, Illinois  60631
                                           Attn:  General Counsel

      If to CommScope, at:                 CommScope, Inc.
                                           1375 Lenoir-Rhyne Boulevard
                                           Hickory, North Carolina  28601
                                           Attn:  General Counsel

or such other address as shall be furnished by any of the Parties in a Notice. Any Notice shall be deemed given upon receipt.

            (i) Survival. Except as otherwise expressly provided herein, all representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Distribution Time.

            (j) No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and the members of their respective Groups, and shall not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim or action or other right in excess of those existing without reference to this Agreement.

            (k) Governing Law and Consent to Jurisdiction. THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      GENERAL SEMICONDUCTOR, INC.


                                      By: /s/ Ronald A. Ostertag
                                          -------------------------------
                                      Name:  Ronald A. Ostertag
                                      Title: Chairman, CEO & President

                                      NEXTLEVEL SYSTEMS, INC.


                                      By: /s/ Keith A. Zar
                                          -------------------------------
                                      Name:  Keith A. Zar
                                      Title: Vice President and General Counsel

                                      COMMSCOPE, INC.


                                      By: /s/ Frank B. Wyatt, II
                                          -------------------------------
                                      Name:  Frank B. Wyatt, II
                                      Title: Secretary